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                                                                   EXHIBIT 10.36

                              BST ACQUISITION LTD.

                            FORM OF PROMISSORY NOTE

Date: [-], 2004                                                 CDN$1,200,000.00

      FOR VALUE RECEIVED, BST Acquisition Ltd. (the "MAKER"), a New Brunswick Corporation with its principal office and place of business at 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station "A", Saint John, New Brunswick, E2L 2A9, PROMISES TO PAY to or to the order of Bolton Steel Tube Co. Ltd. an Ontario Corporation with its principal place of business at 455A Piercey Road, Bolton, ON L7E 5B8 ("BOLTON") on [ 15th MONTH ANNIVERSARY DATE OF THE CLOSING DATE] (the "MATURITY DATE"), at the City of Toronto or at such other place or places as Bolton may designate in writing from time to time, the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS (Cdn. $1,200,000.00) in lawful money of Canada, with interest on such amount at the rate, calculated in the manner and payable at the times specified in this Note.

      This Note is being delivered by the Maker to Bolton as evidence of the Maker's obligation to pay a portion of the purchase price payable to Bolton as set out in Section 1.8 (c) of an asset purchase agreement dated [-] 2004 among Bolton, Tarpon Industries, Inc., the Maker and others (the "ASSET PURCHASE AGREEMENT").

      The amounts remaining from time to time unpaid and outstanding under this Note shall bear interest, both before and after the occurrence of an Event of Default (as hereinafter defined) and before and after judgment to the date of the payment in full of all such amounts, at the rate of 8% per annum. Interest at such rate shall be calculated and payable monthly, in arrears, on the 1st day of each and every month hereafter, commencing on [-] 1, 2004. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

      The Maker covenants and agrees that all amounts due and payable hereunder shall be paid as and when due, in full, without any deduction, abatement or set-off whatsoever, provided that: (a) the Maker shall have the right and privilege of prepaying the whole or any portion of the amounts under this Note from time to time remaining unpaid and outstanding at any time or times without notice, bonus or penalty; and (b) if the Maker is, prior to the amounts owing hereunder coming due pursuing a bona fide claim against Bolton under the Asset Purchase Agreement, in which case any amount of principal otherwise payable by the Maker to Bolton hereunder, to a maximum aggregate of such claim, shall be paid to the escrow agent under the escrow agreement of even date herewith to be dealt with in accordance therewith pending resolution of such claim (provided that such amount shall continue to bear interest as provided herein and provided further that unless legal proceedings have been commenced by the Maker in respect of such claim, the escrow agent shall pay to Bolton all such amounts on 21st month anniversary date of the Closing Date). The foregoing provision shall not restrict Bolton from making any claim pursuant to this note or any guarantee or security in respect thereof.

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                                      -2-

      If an Event of Default (as hereinafter defined) occurs, then the whole of the principal amount of this Note remaining unpaid, and all accrued and unpaid interest thereon, shall be immediately due and payable two days after demand.

      The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" for purposes of this Note:

1. The Maker (or any of its affiliates or assignees) fails to pay any amount due to Bolton under this Note or under any other agreement when such amount becomes due and payable and such failure to pay such amount remains unremedied for three (3) calendar days;

2. The Maker breaches or fails to perform any obligation pursuant to this Note or in any material respect, pursuant to any other agreement with Bolton;

3. If any event occurs which results in the acceleration of the maturity of any of the indebtedness of the Maker to Bolton or to others under any indenture, agreement or undertaking;

4.    If Tarpon Industries, Inc. is in default under its guarantee to Bolton;

5. A judgment or execution order for the payment of money in excess of Fifty Thousand Dollars (Cdn. $50,000.00) is issued or rendered as against the Maker, and either (i) enforcement proceedings have been commenced pursuant to such judgment or execution order, or (ii) there is a period of at least fifteen (15) consecutive days during which a stay of enforcement of the judgment or execution order (by reason of a pending appeal or otherwise) is not in effect; or

6. The Maker (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors,
      (iii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including, but not limited to, any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (c) the entry of an order for relief or the appointment of a receiver, receiver-manager, custodian, trustee or other similar official for it or for any substantial part of its properties and /or assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 calendar days or more, or any of the actions sought in such proceeding (including, but not limited to, the entry of an order for relief against it or the appointment of a receiver, receiver-manager, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

      The Maker hereby waives presentment for payment, notice of non-payment, protest and notice of protest and agrees and consents to all extensions or renewals of this Note without notice.

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                                      -3-

      This Note is not negotiable or otherwise transferable by Bolton without the prior written consent of the Maker save and except that Bolton shall be entitled to assign this Note to its lenders without the consent of the Maker.

      The Maker acknowledges and agrees that mention in this Note of any particular right or remedy available to Bolton in regards to any default by the Maker or any Event of Default shall not preclude Bolton from exercising, or limit the extent of, any other remedy in respect thereof, whether at law or in equity, or any other provision of this Note. No remedy available hereunder to Bolton shall be interpreted as being exclusive or dependent upon any other remedy, and Bolton may from time to time exercise, at its option, any one or more remedies independently or in combination.

      No condoning, excusing or overlooking by Bolton of any default by the Maker under this Note shall operate as a waiver of any of the Vendors' rights or any of the Maker's obligations hereunder and no waiver shall be inferred from or implied by anything done, delayed or omitted to be done by Bolton, save and except only an express waiver in writing given by Bolton to the Maker.

      This Note shall be construed, governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Maker irrevocably submits and agrees to attorn to the Courts of the Province of Ontario in the event of any suit, action or other legal proceeding in regards to this Note or any matter arising therefrom.

      In the event that any portion of this Note shall be declared by a Court of competent jurisdiction to be invalid, illegal or unenforceable at law, then such portion shall be deemed severed from this Note, and the remaining portions shall remain in full force and effect and binding upon the Maker.

      This Note shall be binding upon the Maker and its successors (including but not limited to successors by amalgamation) and permitted assigns. This Note shall enure to the benefit of Bolton and its successors and permitted assigns.

      IN WITNESS WHEREOF the Maker has executed this Note.

                                        BST ACQUISITION LTD.

                                        By: ___________________________________
                                            Name:
                                            Title: President